UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  2)

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	Soliciting Material Pursuant to §240.14a-12

Advanced Mineral Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

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ADVANCED MINERAL TECHNOLOGIES, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
________________, 2010

Notice of Annual Meeting of Shareholders

Dear Shareholder:

Notice is hereby given that the annual meeting of the shareholders of Advanced Mineral Technologies, Inc., a Nevada corporation, will be held at Best Western Airport Plaza Hotel, located at 1981 Terminal Way, Reno, Nevada 89502 on __________________, 2011 at 2:00 pm.

The following business will be transacted at the meeting:

1.	Election of Board of Directors.
2.	To transact any other business that may properly be presented at the meeting or any adjournment thereof.

The record date for the meeting has been set as _________________.  A complete list of stockholders will be open for examination by any stockholder of record at the Company’s principal offices in Idaho, for a period of ten business days prior to the Annual Meeting.  The list will also be available for examination by any stockholder present at the meeting.  The meeting may be adjourned or postponed from time to time without notice other than by announcement at the meeting unless a new record date is set for the adjourned meeting, in which case notice of the adjourned meeting must be given to the stockholders of record as of the new record date.

Stockholders may vote in person or by proxy at the meeting.  In the event that you are unable to attend this annual meeting, we are requesting that you execute and mail the enclosed form of proxy to the secretary of our company to the address listed on the proxy form, so that your shares may be regularly voted at the meeting.  Proxies must be received no later than 12:01 PM on ______________, 2011.  Stockholders may participate in the meeting by means of telephone conference by calling the following number:  . The participant code to enter the teleconference is.  Conference call access will be closed at 2:00 pm PDT.  Participation in the meeting via telephone conference constitutes presence in person at the meeting.

                                                                               /s/ H. Philip Cash
_______________
H. Philip Cash
CEO and President

Your Vote Is Important

Whether or not you plan to attend the meeting in person, you are urged to promptly submit your proxy so that your shares may be voted in accordance with your wishes and the presence of a quorum may be assured. Your prompt action will help us reduce the expense of proxy solicitation.

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED NOVEMBER 19, 2010

PROXY STATEMENT
OF
THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF STOCKHOLDERS
OF
ADVANCED MINERAL TECHNOLOGIES, INC.
TO BE HELD ON ____________________, 2011

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) to be used at the annual meeting (the “Annual Meeting”) of the stockholders of Advanced Mineral Technologies, Inc., a Nevada corporation (the “Company”), at the Best Western Airport Plaza Hotel, located at 1981 Terminal Way, Reno, Nevada 89502, on _______________, 2011, at 2:00 pm, or at any adjournment thereof. The Board of Directors anticipates that this Proxy Statement and the accompanying form of proxy will be mailed to the Company’s stockholders on or about _______________, 2010.   Proposals for the Annual Meeting must be received by the Board no later 30 days prior to the Annual Meeting.

In order for your proxy card to be counted, you must sign and date the new proxy card that will accompany the definitive proxy statement to be sent to the shareholders.  Please note that any proxy cards previously submitted by shareholders will not be counted towards the election of directors.

The Board is soliciting your proxy for the Annual Meeting regarding the following matter:

To vote “ FOR ” the election of the Board’s proposed slate of five Director nominees:

1. H. Philip Cash
2. Gary Mason
3. Cletius Rogers
4. Bil Zeleny
5. Robert Brisotti

(collectively, the “Board Nominees”), to serve until the next annual meeting of stockholders at which their respective successors are duly elected and qualified or until their earlier resignation or removal.

REASONS FOR THE SOLICITATION

For 31 months, from November 2007 through May of 2010, the Board of Directors has been directed and advised by a Mr. Bruce Butcher, who had represented himself as an individual with vast experience in the mineral and natural resource management and the raising of investment capital.  During that time Mr. Butcher, was contractually obligated to fund the Company’s operational expenses and to raise $22,000,000 to $25,000,000 in financing for the company to enable the Company to bring the Tillicum Mountain mining project into production.  Mr. Butcher was issued 57,750,000 shares, 35,000,000 shares to compensate Mr. Butcher for his own personal funds which were to be used for the operational expenses of the Company, and an additional 22,750,000 shares which were to be sold by Mr. Butcher at $1.00 per share to raise the capital for the Company, which is documented in the written agreement between Mr. Cash and Mr. Butcher.   To date, Mr. Butcher has failed to fulfill his contractual obligations, and has, in fact actively obstructed the business of the Company, much to the deleterious effect of all the shareholders specifically his actions have prevented the Company from proceeding with an Equity Funding raise, which would have enabled the Company to begin production on its Tillicum Property in 2011.

As a result, of Mr. Butcher’s actions and inactions, the Board met in March of 2010, and made the decision to proceed forward with company operations, and no longer take the advice of Mr. Butcher and his associates, and empowered Mr. Cash to make the decision as to when to inform Mr. Butcher of that decision, based on his daily interaction with Mr. Butcher and Mr. Butcher’s associates.  Mr. Butcher being informed of this decision, provided Mr. Cash with a copy of an email from individuals Mr. Butcher had been soliciting in Europe, which showed, among other things, that these alleged investors had wired $100,000 to Mr. Butcher to be utilized by AMTO.  However, the veracity of that email was proven to be false by the fact that the $100,000 was never deposited into the Company’s account.  However, based on the existence of the email, Mr. Cash decided to delay the separation with Mr. Butcher, in attempt to remain amicable.  However, by the end of June 2010, those funds still having never found their way into the corporate account, Mr. Cash began to take the steps necessary to move the Company forward with production at its Tillicum Property, exclusive of Mr. Butcher’s advice.

In June 2010, when Mr. Butcher realized that the Company would no longer be taking his counsel and direction, he began to call for the resignation of the Board.  When the Board ignored those requests, Mr. Butcher filed a request with the State Court of Nevada (the “State Court”), to require that the Board hold a shareholder meeting.  During discussions with the State Court, the Board agreed to have a shareholder meeting, pointing out the fact that it was Mr. Butcher’s direction which had been followed in not having a shareholder meeting.  Mr. Butcher’s experience with the Australian Securities and Investment Commission (“ASIC”), led the Board to believe that Mr. Butcher’s advice was in good faith.  When Mr. Butcher’s counsel wrote a writ for the court which stipulated the shareholder meeting, and set the date of record, they also included two other provisions, which if they had been allowed to stand, would have impeded the daily operations of the Company, those being the inability to issue shares in order to raise operating revenue, requiring an independent party to act as the election inspector.  The Company filed for an emergency hearing, and in that hearing those two provisions were struck down, as evidenced in court documents from the State Court of Nevada

In August 2010, Mr. Butcher became aware that he no longer had any chance of having a voting majority among the shareholders.  As a result, Mr. Butcher filed numerous lawsuits in an attempt to seize control of the Company, which is evidenced within those lawsuits filed by Mr. Butcher.  The Company finds these lawsuits spurious and egregious, specifically in the fact that many of the allegations Mr. Butcher raises within these lawsuits involve actions taken by the Company at Mr. Butcher’s Direction, as evidenced by written communications from Mr. Butcher or his attorneys.  These lawsuits have harmed the company in the fact that they are the sole reason the Company’s Equity Funding Raise was put on hold, thus obstructing the Company from moving forward with bringing the Tillicum Property into production in 2011.  In response to these lawsuits, the Company filed affirmative defenses, as well as counter-claims against Mr. Butcher.

The Board has responded to a complaint in State Court and to a lawsuit in U.S. Federal District Court (“Federal Court”) with an affirmative defense refuting each and every one of Mr. Butcher’s allegations, stating Nevada Statutes as well as citing legal precedents.  In addition, the Board has filed a counter claim alleging that Mr. Butcher obtained his shares by fraud, since his actions have proven he never intended to live up to the contractual agreement he had made with Mr. Cash.  Mr. Butcher states that the voting power of the Company will be greater than 50% in the hands of “insiders”.  What Mr. Butcher fails to mention, that prior to his fraudulently obtaining his shares, one person, our Chairman, H. Philip Cash, held a greater than 80% voting power in the company.  If Mr. Butcher had not fraudulently obtained his shares, his point would be moot.  The Company has requested that due to the fraudulent nature of Mr. Butcher obtaining his shares, that those shares be returned to prior owner, Mr. Cash.  If the Board’s litigation is successful, the Company’s voting power would revert to its historical percentages.

In the 31 months wherein Mr. Butcher was directing the activities of the Company, Mr. Butcher did not bring a single investor to the Company.  In the subsequent 4 months wherein the Board was no longer following Mr. Butcher’s direction, the Board had managed to reach an investment agreement, and complete the due diligence process with an investment group in New York.  Indeed, the Company was about to receive the funds necessary to move forward with beginning operations in 2011, when Mr. Butcher again interfered with that funding by contacting the investment group which subsequently put the equity funding on hold, thus obstructing Company business, to the deleterious effect of all shareholders.

Mr. Butcher has proven his inability to lead the Company, in that he has failed to bring a single investor into the company in the 31 months he was directing the Company’s actions and investor strategy, and the Board believes that the Board Nominees have the experience and qualifications to address the Company’s strategic, operational and financial requirements, as well as to maintain Company compliance with legal requirements applicable to it.   However, the Board believes that Mr. Butcher intends a solicitation in opposition to the Board’s nominees for directors.

This solicitation is being made by the Board at the Company’s sole expense estimated to cost approximately $____.

BACKGROUND OF THE SOLICITATION

In May of 2007, Mr. Cash culminated a deal wherein he acquired Advanced Mineral Technologies, Inc. (AMTO), which at that point had no assets.  As part of that agreement, Mr. Cash’s privately held company, Advanced Mineral Technology, Inc., an Idaho corporation, which owned the rights to the Tillicum property, agreed to transfer those rights to AMT, Canada, a British Columbia corporation, which was a wholly owned subsidiary of AMTO.  At that point in time Mr. Cash began to search for sources of funding for the Tillicum mine.  Mr. Cash was introduced to Mr. Butcher by a mutual acquaintance.  Cash and Butcher corresponded via email for several weeks regarding AMTO, and another project Mr. Cash was working on.

Mr. Cash and Mr. Butcher met in Phoenix in the summer of 2007, to discuss both projects.  The result of that meeting was that Mr. Butcher had presented himself to be someone who had a track record of raising funds for mineral and gas related projects, and he assured Mr. Cash that he would have no difficulty in doing the same for both of Mr. Cash’s two projects.  Mr. Cash and Mr. Butcher agreed to combine the two projects under the umbrella of the Tillicum Project, that already being an incorporated entity, AMTO.

Approximately two weeks after the Phoenix meeting, Mr. Butcher said he had consulted with his partners in Australia, and they all felt that the two projects should be kept separate.  Mr. Butcher assured the Company he could raise funds for both, in exchange for being equal partners with Mr. Cash in both projects.  At that point, to protect the shareholders of AMTO, Mr. Cash insisted that shares in the other project be given to AMTO in exchange for his efforts in moving that project forward into production, resulting in 75,000,000 shares of XS Platinum Ltd. (“XSP”) being issued as an asset of AMTO.  Mr. Butcher had represented himself as a former attorney for the Australian equivalent of the SEC, as well as the former CEO of Sydney Gas, a major natural resource concern.  Recently, as documented in the Australian Press, it came to light that Mr. Butcher was let go subsequent to Sydney Gas posting a a loss of $16,3M loss in 2004 (Sydney Morning Herald, July 5, 2005).  Over the next several months, Mr. Butcher and Mr. Cash had several phone conversations regarding the financial needs AMTO.  Mr. Butcher was clearly aware that we would need between $22,000,000 and $25,000,000 to bring the Tillicum project into production.   Mr. Butcher assured the Company that he would have no difficulty in raising those funds.  Through the end of 2007, through March of 2008, Mr. Butcher assured Mr. Cash, time and time again, that he was working on funding for AMTO, as evidenced in numerous emails and phone conversations.  As time went on, he continually claimed that funding was imminent, from various sources:  Australia, Malaysia, Singapore, China, Dubai, London, Europe.  However, no large funding ever came through.

In 2008, a crisis point was looming for the Company due to two reasons.  First, when Mr. Cash obtained AMTO, he had been given advice that due to the number of shareholders, there was no SEC requirement for filing any of the periodic reports due that governmental agency.  However, this was discovered to be untrue, and that the Company was indeed responsible for filing SEC reports.  Second, the owner who had given AMTO the rights to the Tillicum property was growing restless that the mine was not in production.  Mr. Cash expressed this concern to Mr. Butcher, who assured me would “redouble his efforts for that endeavor”.  In so doing, he wanted compensation, for which he would guarantee to do two things:  first, he would personally provide the funds necessary to cover the operational costs of AMTO until AMTO was brought into SEC compliance, as well as raising the $22M-$25M needed to bring the company into production, a fact of which Mr. Butcher does not disagree.  Mr. Butcher was to receive 35,000,000 shares from Mr. Cash in exchange for Mr. Butcher funding the operational costs of the Company until they were once again SEC compliant; in addition, Mr. Butcher was to receive 22,750,000 with which he was to sell in private placements at $1.00 per share in order to raise the funds necessary to begin production at the Tillicum mine, as evidenced in the written agreement between Mr. Cash and Mr. Butcher.  After using those shares to raise capital, Mr. Butcher and Mr. Cash would both have approximately equal shares in AMTO.  To date, Mr. Butcher has not fulfilled either of those contractual obligations.  As evidenced in the agreement, Mr. Butcher was never to have a larger share in the Company than Mr. Cash.

In April of 2008, Bil Zeleny was hired as CFO of AMTO, in order to spearhead bringing AMTO into SEC compliance.  Mr. Zeleny agreed to work for that first year for a certain number of shares in the Company, the exact amount of which was to be hammered out at a later date, but not to exceed 3,000,000.  Mr. Butcher, Mr. Cash and Mr. Zeleny agreed that while Mr. Cash would concentrate on bringing XSP into production, due to his production experience, and Mr. Butcher, because of his experience with governmental oversight agencies, would provide the guidance for Mr. Zeleny to bring AMTO into SEC compliance.  Mr. Butcher reiterated the fact that he would provide all funds necessary to bring the Company into SEC compliance, but Mr. Butcher also insisted on the Company following his direction during this period.  Mr. Butcher selected the attorneys in New York and remained in constant contact with them either directly, or through Mr. Butcher’s attorney, Gerald Eppner.

In July, 2008, Mr. Butcher sent Mr. Cash an agreement for Mr. Cash to sign.  At that time, Mr. Cash felt that the Company was in danger of losing the rights to the Tillicum Property, and because Mr. Cash had believed that Mr. Butcher was actively pursuing investors for the Company, Mr. Cash agreed to his proposal.

As Mr. Zeleny began the attempt to bring the Company’s book’s up to date, he was obstructed time and time again by Mr. Butcher whenever he needed funds to pay accountants, auditors or consultants.  Often being forced to wait for months until the funds became available.  In some, instances, funds have never been made available.  This breach of contractual obligations has resulted in the Company having to issue shares in lieu of cash to cover certain expenses.  All of which is documented in written correspondence between Mr. Zeleny, Mr. Butcher and Mr. Butcher’s attorneys.

In March, 2009, Mr. Zeleny concluded the audit of the Company’s books through April 30, 2007.  At that time, Mr. Zeleny expected Mr. Butcher’s attorneys to file the Company’s 10-K for the period ending April 30, 2007.  Mr. Zeleny was informed by Mr. Butcher’s attorneys that they would not be filing the 10-K’s until both the 2008 and 2009 audits were completed.

Between July 2008, when Mr. Cash and Mr. Butcher entered into their agreement, and May of 2009, Mr. Butcher would occasionally announce the imminent funding of AMTO.  Meanwhile the patience of the owner of the rights to Tillicum was growing more and more thin.  Mr. Butcher was continually late in funding the payments needed to pay the pre-payment royalty, as evidenced by his sporadic deposits into AMTO’s account, as well as continually late payments to other AMTO vendors, and absolutely no payments to Mr. Zeleny.  In total, Mr. Butcher advanced less than 17% of the funds he had contractually agreed to in writing.

At several points between March 2008 and December 2009, it was suggested by both Mr. Cash and Mr. Zeleny that the Company hold a shareholder’s meeting.  It was under Mr. Butcher’s advice and counsel that the company hold no shareholder meetings, that they were “unnecessary”, since initially, Mr. Cash held the vast majority of voting shares of the company, and later, that Mr. Cash and Mr. Butcher held that voting majority, and Mr. Butcher was directing the actions of the Company.  The requests for shareholders’ meetings were for a variety of reasons.  Specifically, Mr. Cash suggested to Mr. Butcher that we hold a shareholder meeting for the purpose of filling the two vacancies on the Board.  Mr. Butcher was vehemently opposed to such an action, saying that it would be premature to fill those two vacancies, that he wanted them kept vacant in case he had to offer a seat on the board as part of a deal he might need to procure financing.

In June 2009, Mr. Butcher demanded that he and Mr. Cash go to Reno, Nevada and meet at the offices of the Nevada Agency and Trust, the Company’s transfer agent, per their agreement of July, 2008, which stated that Mr. Cash had to transfer the shares within 48 hours of Mr. Butcher’s request.  Mr. Butcher assured Mr. Cash that he had an investor who would infuse AMTO with $22,000,000 to $25,000,000 “within the month”.  Mr. Butcher assured Mr. Cash that if he had the shares, he could culminate the deal and the Company could begin bringing the mine into production during the 2010 season, which would have entailed us receiving those funds no later than September, 2009.

In April of 2009, Mr. Zeleny entered into an employment agreement with the Board so that he could continue his efforts to update the Company’s books (compensation listed in the table under Executive Compensation).  As Mr. Zeleny completed these tasks, he was again hampered by the lack of funding by Mr. Butcher.  For example, the audits for 2008 and 2009 were completed in early August, 2009.  It took Mr. Butcher over 6 weeks to provide the funds to get those audits released.  Once the 2008 and 2009 audits were completed, in August 2009, Mr. Zeleny awaited the filing of the appropriate Form 10-K’s by Mr. Butcher’s attorneys.  However, upon the advice of Mr. Butcher, and Mr. Butcher’s attorneys, Mr. Zeleny was informed that the Company would not be filing the appropriate SEC paperwork to bring the Company into SEC compliance through the 10-K of April 2009.  Instead, they insisted on a strategy of filing a “Super-8K” which would incorporate all the intervening Q’s and K’s.  While having never heard of this type of strategy, the Company relied on the supposed expertise of Mr. Butcher and his attorneys in this matter.  Mr. Butcher’s attorneys then delayed the process even further, taking the Company into January 2010, at which point Mr. Butcher’s attorneys informed the Company that we would be de-listing and then filing a Form 10.  Mr. Butcher’s counsel informed the Company that this was the only course of action we could take.  All of this is documented in writing between Mr. Butcher, Mr. Butcher’s attorneys and Mr. Zeleny.

By March of 2010, the Board was informed of the actions taken by Mr. Cash.  It must be pointed out that up to this point, the company was directed and guided by Mr. Butcher, as is documented in writing.

At the Board meeting in March 2010, The Board observed that Butcher had failed to live up to his contractual agreement with Mr. Cash, as evidenced by both his lack of monetary input into the Company to cover their operating expenses, as well as by the fact that in the three years Mr. Butcher was responsible for the direction of the company and in bringing outside financing into the Company, not a single investor had been brought to due diligence level.  Based on those facts, the Board resolved that Butcher had failed to live up to his contractual obligations, and further empowered Mr. Cash to regain the direction and control of the Company.  Also at that Board meeting, the Board resolved to issue preferred stock authorized by the company’s articles of incorporation and to file a designation setting forth the voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of the preferred stock.

The shares of preferred stock issued to Mr. Cash were issued to cover deferred salary for period 5/1/09 through 1/31/10, as well as alleviated $220,000 in principal and interest on funds Mr. Cash had loaned to the company in order to fund operations.  Mr. Zeleny was issued preferred shares to alleviate $90,000 in deferred revenue for the period from 5/1/09 through 1/31/10, due to Mr. Butcher’s failure to live up to his contractual obligations.  The Board decided to issue preferred shares so as to not dilute current shareholder holdings.

Mr. Butcher being informed of this decision, provided Mr. Cash with a copy of an email from individuals Mr. Butcher had been soliciting in Europe, which showed, among other things, that these alleged investors had wired $100,000 to Mr. Butcher to be utilized by AMTO.  However, the veracity of that email was proven to be false by the fact that the $100,000 was never deposited into the Company’s account.  However, based on the existence of the email, Mr. Cash decided to delay the separation with Mr. Butcher, in attempt to remain amicable.  However, by the end of June 2010, those funds still having never found their way into the corporate account,

In June, 2010 Mr. Butcher objected to the issuance of those preferred shares.  In an attempt to remain amicable with Mr. Butcher, the Board agreed to rescind the issuance of those shares.  However, the debts those shares had been issued for were still outstanding.  The Board decided it was in the best interest of the company to reduce the debt on the balance sheet by issuing common stock to alleviate those debts.  This was done in June, 2010.

At all times the Board has acted with the boundaries of state law and  its Articles of Incorporation and By-Laws.  At all times the Board acted under the advice of what it counsel.  From August 2007, through May 2010, that counsel and advice was provided by Mr. Butcher and his attorneys.  Since June of 2010 the Board has obtained other counsel and advice.  The proof of this statement is that in the 31 months the Company was being directed by Mr. Butcher and his attorneys, Mr. Butcher brought not a single investor into the Company, nor did he provide the funds necessary to cover the operational expenses of the Company, both of which put him in violation of the agreement made with Mr. Cash.  Said agreement being the only instrument by which Mr. Butcher has any standing to bring his legal actions against the Company.  .  In the six months since removing Mr. Butcher as our main source of direction, the Board has brought the company to the verge of obtaining the financing necessary to bring the Tillicum project into production.  However, this financing is now being interfered with and obstructed by Mr. Butcher, who has been in contact with our investment banker, who has since put the financing on hold until the legal maneuverings of Mr. Butcher can be dispensed with, much to the deleterious effect to the shareholders.  The Company fully expects to be successful in its defense against Mr. Butcher.

PROPOSAL 1

TO ELECT FIVE DIRECTORS, TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AT WHICH THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED OR UNTIL THEIR EARLIER RESIGNATION OR REMOVAL.

The Board states that the election of the Board Nominees:

1. H. Philip Cash
2. Gary Mason
3. Cletius Rogers
4. Bil Zeleny
5. Robert Brisotti

to the Board is in the best interests of the Company and recommends their election. Biographical information concerning the Board Nominees can be found under “Information about the Board Nominees” below.

Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of each of the Board Nominees. Each Nominee has consented to being named in this Proxy Statement and to serve his term if elected. Although the Board does not contemplate that any of these individuals will be unable to serve, if such a situation arises prior to the Annual Meeting, Mr. Cash, as the persons named in the enclosed proxy, will vote for the election of any other person he may choose as a substitute nominee.

Vote Required and Recommendation

Each of the Board Nominees must receive a plurality of the eligible votes cast in order to be elected. A nominee receives a plurality if he receives more votes than any other nominee for the same Director’s seat. Stockholders are not permitted to use cumulative voting in the election of Directors.

The Board unanimously recommends a vote “ FOR ” the election of the Board Nominees.

INFORMATION ABOUT THE BOARD NOMINEES

All of the Company’s current board of directors are nominees.  The following is a brief description of each board nominee.

H Philip Cash, (Age: 71) is our President and Director since May 15, 2007.  Mr. Cash is a graduate of the Colorado School of Mining, and has spent over forty-five (45) years in the mining sector in continental United States, Alaska, and Canada.  He has extensive mineral exploration, mine development and operational experience in North America, South America and Africa. Mr. Cash has been actively involved as an executive in various North American mining entities that have participated in the development of precious metals projects, including underground, alluvial and placer gold deposits, mining and mineral processing enterprises, and also drilling, reclamation programs and related activities.

From 1982 through 1992, Mr. Cash was under contract with Precious Metals Technology, Inc., where he was responsible for the acquisition, design and development of two gold mines.  Those mines, the Camas Mine in Camas, Idaho, and the Princess Mine in Blaine County, Idaho, were brought into production at the level of 250 tons per day, with an high grade ore content of 0.2 to 0.5 OPT.

From 1993 until 2003, Mr. Cash operated his own private company, Advanced Mineral Technology, Inc.  Under his leadership and direction Advanced Mineral brought several mineral resources into production, most notably a placer gold mining operation near Dawson City, Yukon in Canada, which was a joint venture with Capital House.  When Mr. Cash sold his share of that project he had developed the property to a production level of 10,000 ounces per year of gold.

From 2003 to 2007, Mr. Cash was the Chief Operating Officer for Arizona Pacific Minerals (APM) in Queen Creek, Arizona.  APM was a project which Mr. Cash had developed and then teamed up with Western Power and Equipment to bring the company into fruition.  He turned a failing cinder operation into a successful aggregate/cinder operation.  Mr. Cash was solely responsible for the plant design and site operation, during his tenure with that company.

In 2007, Mr. Cash was solely responsible for the creation of the project which would turn into XS Platinum.  Mr. Cash researched and uncovered the potential resource of what was once a significant platinum producing mine in the remote reaches of Alaska, near the Bering Strait.  Mr. Cash brought in Australian investors to fund the project, and under his guidance and direction, Mr. Cash was instrumental for creating the mining plan and restoring the camp and facilities of the Platinum Mine.  Despite the Australian group’s failure to raise the capital needed to properly bring the site into full scale production as envisioned in the original business plan, Mr. Cash was successful in designing a plant which would enable the mine to begin limited production of platinum.  Mr. Cash served as the Chief Operating Officer from 2007 until 2010.

Mr. Cash has vast experience in bringing mineral projects into production world-wide.  A partial list of companies he has partnered with includes:  Gulf Oil, IMCO Barite, United Mining, Inc., American Consolidated Mining, Combined Metals Reduction Co., African Coast Diamonds and Minerals, Halliburton, Milchem, and New Park Resources.  He has served on the boards of various mineral companies, and currently sits on the Board of AMTO, and serves as its Chairman.  Mr. Cash also sits on the board of AMT Industries Canada, Inc., our wholly owned subsidiary.  He is a United States resident, living in Fairfield, Idaho.

Cletius Glynn Rogers, (Age: 72) is our Vice President, Secretary and a Director since May 25, 2007.  A graduate of the University of San Francisco, Mr. Rogers has over thirty (30) years of experience in the mining industry. A former Air Force officer, Mr. Rogers has studied and worked closely within the minerals business since retiring from the Air Force in 1979, after 20 years of service.

From 1997 through 2000, Mr. Rogers operated several medium-size mining operations, including those of the Bullion River Gold Corp. and the Minerals Mining Corporation.

From 2000 through 2010, Mr. Rogers was the owner and operator of VSR, Inc. a mining design firm. Over the past five years several of the major projects he has been associated with were assisting with the design of the plant for XS Platinum, in Platinum ,Alaska: the design and construction of the French Coral Placer plant in California: the design and construction of a possessing plant in Telegraph Mine, California: and the design and construction of and underground placer plant for Tin Calloway in California.

Since June of 2010, Mr. Rogers has closed VSR, Inc. and now works as an independent consultant in the mining industry.

Mr. Rogers currently sits on the Board of AMTO and serves as its Secretary.  He also serves on the board of AMT Industries Canada, Inc., the Company’s wholly owned subsidiary.  He is a United States resident, living in Smartville, California.

Bil Zeleny, (Age: 52) is our Chief Financial Officer and Treasurer since April 1, 2008.  Since his graduation from University of California, Los Angeles, Mr. Zeleny has over 25 years experience in all facets of corporate finance, working in all sizes of companies, from small start-ups to divisions of DOW Industrial corporations.  Mr. Zeleny has spent the past seven years immersed in the world of mineral project financing; from developing business plans and pro-formas to creating budgets and preparing financials and negotiating financing.

Mr. Zeleny has developed priceless experience in strategic and financial planning for a vast array of business entities, both public and private, for profit and non-profit.  He continues to participate and lead in the creation of corporate Articles and By-laws.  He has been responsible for the creation of finance policy and procedures, human resource doctrines and compliance, authored personnel handbooks.

From 2003 to 2006, Mr. Zeleny was the Controller for Arizona Pacific Materials, an aggregate/cinder quarry located in Queen Creek Arizona.  In that capacity, Mr. Zeleny was instrumental in forming the business plan which turned a failing cinder quarry into a successful aggregate/cinder quarry.

In 2006, Mr. Zeleny became the Chief Financial Officer for the Orme School of Arizona, a college preparatory school.  As such he was responsible for all financial and treasury aspects of the non-profit institution.  In that capacity he oversaw the non-academic operations of a 300 acre campus, the transportation department, all contract negotiations with vendors, employees and student families.

While continuing as the CFO of the Orme School, Mr. Zeleny was an integral part of the financial and production modeling for the Platinum Creek Mine, in Platinum Alaska.  Mr. Zeleny was the General Manager of the project from 2007 through January 2009, where he was responsible for assisting in the coordination of all site operations, all financial operations for the U.S. subsidiary, and overseeing the U.S. corporate headquarters.  Mr. Zeleny has served as an advisor to several corporate boards, both in the private and public realm, as well as in the non-profit sector.  Mr. Zeleny is a United States Resident, living in Scottsdale, Arizona.

Gary Mason, (Age: 65) is our Director since September 26, 2007.  He has received a Bachelor of Arts in economics, and a Bachelor of Science in geology from the University of Redlands, where he was elected to the Sigma Gamma Epsilon national honor earth science society.  He has also received a Juris Doctor degree from the University of La Verne. He has extensive expertise in legal, engineering and retirement planning.  Mr. Mason has taught retirement plans classes for the Financial Institute of Chicago, Illinois.

A licensed attorney, Mr. Mason is admitted to practice law in the State of California, as well as the Federal Tax Court and the U.S. Ninth District Court. His unusual combination of legal and engineering experience enables Mr. Mason to bring a persepective to the board unique from any of the other nominees.  He has been responsible for developing new retirement products and maintaining qualified master IRA and Keogh plans for the Savings and Loan industry in California, Nevada and Hawaii.

From 1994 to the present, Mr. Mason has run his own Private Law Practice.  In that capacity he has tried both civil and criminal matters, conducted contract negotiations, handled family law, tax, and bankruptcy matters.

In the engineering arena, Mr. Mason was an exploitation engineer involved in ongoing operation of existing oil fields in southern California and supervised the running of similar logging operations to determine the most productive zones for completion of in-fill wells.  He has also overseen the drilling of two exploratory wells in San Juan County, Utah.

Mr. Mason is the secretary and a director of Master Cutting & Engineering, Inc., a privately-held steel service company located in California.  He is a United Sates Resident, living in Mission Viejo, California.

Robert Brisotti, (Age: 65) has extensive experience as a securities industry professional with accomplishments in investment banking, institutional sales, and securities research.  Some of his major accomplishments include raising $430 million for corporations using primary and secondary public and private offerings of debt & equity, where he was responsible for the analysis of the investment opportunity to identify the quality opportunities, to structure the offering terms and the negotiation of appropriate pricing of securities.

In the 1990’s, Mr. Brisotti held positions with several Wall Street firms, including Ray Dirks Research and Cowen and Company where he developed extensive relationships which contributed to his later successes at convertible underwriting.

From 2000 through 2007, Mr. Brisotti was a senior bond analyst at Tucker Anthony.  His Expertise was with Utilities and Industrials.  His experience there was in coverage of equity related bonds (high yield, busted convertibles, and bankruptcy plays).

Currently, Mr. Brisotti is an Executive Vice President at Buckman, Buckman and Reid, a registered Broker/Dealer and a member of the Financial Industry Regulatory Authority (FINRA), Municipal Securities Rule Making Board (MSRB) and the Securities Investor Protection Corporation (SIPC).  Mr. Brisotti has served in this capacity since 2008.

Prior to his 15 year career on Wall Street, Mr. Brisotti worked for 14 years in the Chemical Industry.  His various managerial positions gave him invaluable experience which enables him to identify either quality management or management deficiencies in evaluating financing investment opportunities.

Mr. Brisotti is a Certified Financial Analyst (CFA), with the following licenses:  Securities Broker Licenses, Series 7, 63; Registered Investment Advisor, Series 65; Investment Banker, Series 79; CFA Levels I and II.  He is a graduate of Lehigh University, where he earned a B.S. in Chemistry.  Following that, he received his Masters in Chemistry at the University of Rhode Island, and an M.B.A. in Finance from Columbia University.

Mr. Brisotti also sits as an independent director on the board of China XD Plastics Company, Ltd.  He is a United States resident, living in New York, New York.

Your Board of Directors recommends that you vote “FOR” the election of the Board Nominees named above.

Executive Compensation.

During the fiscal year ended April 30, 2009, no remuneration of any nature was paid on account of services rendered by a current officer in such capacity.  During the Fiscal Year Ending April 30, 2010 the CEO and the CFO both received remuneration of One Hundred and Twenty Thousand (120,000) Dollars each.  Both salaries were accrued.

During the fiscal years ended April 30, 2010 and 2009, no retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

We do not have any bonus, profit sharing or other compensation plan, contract or arrangement in which any director, nominee for election as a director, or executive officer of the registrant will participate.

We do not have any pension or retirement plan in which any director, nominee for election as a director, or executive officer of the registrant will participate.

We have not granted or extended any options, warrants or rights to purchase any securities, other than warrants or rights issued to security holders as such, on a pro rata basis to any director, nominee for election as a director, or executive officer.

The following table summarizes all of the annual compensation paid to all of the company’s named executive officers for the two years ended April 30, 2009 and 2010:

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards (Shares)	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total ($)

H. Philip Cash(1)	2010	120,000	-0-	-0-	-0-	-0-	-0-	-0-	120,000
President and Director	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Bil Zeleny	2010	120,000	-0-	-0-	-0-	-0-	-0-	-0-	120,000
Chief Financial Officer and Treasurer	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Cletius Rogers	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Vice President, Secretary and Director	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Gary Mason	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Director	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Employment Agreements

Currently, we have employment agreements in place with H. Philip Cash, our President and Director, and Bil Zeleny, our Chief Financial Officer and Treasurer.  Said agreements contain only salary considerations in the amount of $120,000 per annum each.  Neither agreement presently contains any stock options or warrants, or any bonus structures or other benefits.

Option Exercise In Last Fiscal Year And Fiscal Year End Option Values

Our executive officers and directors were not issued any options which could have been exercised during the fiscal years ended April 30, 2009 or 2010.

Directors' Compensation

We currently do not compensate our directors.  In the future, we may compensate our current director or any additional directors for reasonable out-of-pocket expenses in attending board of directors meetings and for promoting our business.  From time to time we may request certain members of the board of directors to perform services on our behalf.  In such cases, we will compensate the directors for their services at rates no more favorable than could be obtained from unaffiliated parties.

Director and Nominee Independence and Related Transactions

Each of our directors and director nominees is considered “independent” under the Company’s definition of Independent Directors.  Directors involved in related transactions generally abstain from participating in Board votes relating to such transactions.

Board Meetings and Annual Meeting Attendance

We have had held three Board meeting during our most recent full fiscal year.  These meetings were attended by all of our Board members.  We do not have a policy in regard to board members’ attendance at annual meetings of  securities holders.  We did not hold an annual meeting of our shareholders for out last fiscal year.

Compensation Committee

We have not formed an independent compensation committee.   The Company’s Board of Directors acts as the compensation committee.

Board Nominating Committee

We do not have a standing Board nominating committee or committee performing similar functions.    As a smaller reporting company, the Board believes that the Board acting as a whole is competent to identify and nominate Board members.

Audit Committee

We do not have an audit committee.

Compensation Committee

We do not have a standing compensation committee or committee performing similar functions.  As a smaller reporting company, the Board believes that the Board acting as a whole is competent to consider the compensation of officers and directors of the company.

Board Leadership Structure

Mr. H. Philip Cash serves as our principal executive officer and chairman

INFORMATION ABOUT THE 2010 ANNUAL MEETING AND VOTING

Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth as of   the date of this filing, certain information concerning the beneficial ownership of our 143,949,972 shares of common stock and 16,889,292 shares of preferred stock as of the date of this information statement by (i) each stockholder known by us to own beneficially five percent or more of our outstanding common stock; (ii) each director; (iii) each named executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power.

As discussed herein, Mr. Butcher is challenging the issuance of Preferred Stock.  In the event that the challenge is successful, the officers and directors identified below will beneficially own 26.62%  of our issued and outstanding common stock verses 80.63% of our voting securities if Mr. Butcher’s challenge is rebutted, due to his shares reverting to Mr. Cash.

Name of Beneficial Owner	Class of Security	Amount and Nature of Beneficial Ownership (all direct unless otherwise noted)	Percent Of Class	Company Securities Sold in Past 2 Years

H. Philip Cash (1)	Common Stock	53,027,832	36.84%	0
Cletius Rogers (2)	Common Stock	500,000.35%		0
Bil Zeleny (3)	Common Stock	4,727,187	3.28%	0
Gary Mason (4)	Common Stock	64,850	0.05%	0
Bruce Butcher (5)	Common Stock	57,750,000	40.12%	0

All directors and executive officers as a Group	Common Stock	58,319,869	40.51%

H. Philip Cash (1)	Preferred Stock	13,305,942	78.78%
Bil Zeleny (3)	Preferred Stock	3,433,350	20.33%

All directors and executive officers as a Group	Preferred Stock	16,739,292	99.11%

(1) H. Philip Cash is the Company’s President and is a Director.  The address is Route 1 Box 1092, Fairfield, ID, 83327.   Mr. Cash has not, in the past ten years been convicted in a criminal proceeding.  Mr. Cash has not sold or purchased the Company securities during the past two years.  Mr. Cash has not had any contract, arrangement or understandings with any person with respect to the securities of the Company.

(2) Cletius Rogers is a Director of the Company. The address is Route 1 Box 1092, Fairfield, ID 83327. Mr. Rogers has not, in the past ten years been convicted in a criminal proceeding.  Mr. Rogers has not sold or purchased the Company securities during the past two years.  Mr. Rogers has not had any contract, arrangement or understandings with any person with respect to the securities of the Company.

(3) Bil Zeleny is the Company’s Chief Financial Officer and Treasurer.  The address is 7025 E. Sweetwater Ave. Scottsdale, AZ 85254. Mr. Zeleny has not had any contract, arrangement or understandings with any person with respect to the securities of the Company.

(4) Gary Mason is a Director of the Company.  The address is:  24266 Carrillo, Mission Viejo, CA 92691. Mr. Mason  has not, in the past ten years been convicted in a criminal proceeding.  Mr. Mason has not sold or purchased the Company securities during the past two years.  Mr. Mason has not had any contact, arrangement or understandings with any person with respect to the securities of the Company. Mr. Mason has not had any contract, arrangement or understandings with any person with respect to the securities of the Company.

(5) The address is: 3 Macquarie Street, Sydney 2000, NSW Australia.

Security Ownership of Robert Brisotti (Board Nominee)

The following table sets forth as of  the date of this filing, certain information concerning the beneficial ownership of our 143,949,972 shares of common stock and 16,889,292 shares of preferred stock as of the date of this information statement by Board Nominee, Robert Brisotti.

Name of Beneficial Owner	Class of Security	Amount and Nature of Beneficial Ownership (all direct unless otherwise noted)	Percent Of Class	Company Securities Sold in Past 2 Years

Robert Brisotti (1)	Common Stock	0	0	0

(1) Robert Brisotti is a Board Nominee.  The address is Route 1 Box 1092, Fairfield, ID, 83327.   Mr. Brisotti  has not, in the past ten years been convicted in a criminal proceeding.  Mr. Brisotti  has not sold or purchased the Company securities during the past two years.  Mr. Brisotti  has not had any contract, arrangement or understandings with any person with respect to the securities of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and stockholders holding more than 10% of our outstanding common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in beneficial ownership of our common stock.  Executive officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.  To our knowledge, the Section 16(a) reports required to be filed by our executive officers, directors and greater-than-10% stockholders were not filed on a timely basis.

Why did the Board send me this Proxy Statement?

This solicitation is made by the Company’s Board of Directors.  The Board intends to solicit security holders by mail, through its website and by telephone.  The Board has sent you this Proxy Statement and the enclosed proxy card because there may be an apparent opposition to our slate of directors by a Mr. Bruce Butcher.  The Board is soliciting your proxy at the Annual Meeting. This Proxy Statement summarizes information on the proposals to be considered at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or, if you hold shares of common stock in “street name” by following the procedure set forth below.   PLEASE BE AWARE THAT ANY PRIOR PROXY STATEMENTS YOU MAY HAVE RECEIVED AND SUBMITTED WILL NOT BE COUNTED TOWARD THE ELECTION OF THE DIRECTORS OR ANY OTHER MATTERS ACTED UPON AT THE UPCOMING SHAREHOLDER MEETING.

Who is eligible to attend the Annual Meeting and vote?

All stockholders who owned shares of the Company’s common stock at the close of business on ________________, the Record Date, are eligible to attend the Annual Meeting and vote. The Board anticipates that this Proxy Statement and the accompanying form of proxy will be mailed or delivered to the Company’s stockholders on or about ______________________, 2011.

If any of your shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the Record Date, only that entity can vote your shares and only upon its receipt of your specific instructions. Accordingly, please contact the person responsible for your account at such entity and instruct that person to execute and return the proxy card on your behalf. You should also sign, date and mail the voting instruction that your broker or banker sends you (or, if applicable, vote by following the instructions supplied to you by your bank or brokerage firm, including voting by telephone or via the Internet). If you do not receive instructions on how to vote at the Annual Meeting from your broker or banker, the Board suggests that you contact them to instruct them to vote “ FOR ” the election of the Board Nominees. Please do this for each account you maintain to ensure that all your shares are voted.

If your shares are held in the name of a broker, bank, trust or other nominee as a custodian, you are a “street name” holder and will need to bring a copy of a brokerage statement reflecting your ownership as of the Record Date in order to attend the Annual Meeting.

How many votes do I have?

Stockholders who owned common stock of the Company at the close of business on the Record Date are entitled to one vote for each share of common stock they held on that date, in all matters properly brought before the Annual Meeting. On the Record Date, the Company’s transfer agent reported that there were 144,124,972 shares of the Company’s common stock and 16,889,292 shares of the Company’s preferred stock issued and outstanding.  Stockholders who owned preferred stock of the Company at the close of business on the Record Date are entitled to two votes for each share of preferred stock they held on that date, in all matters properly brought before the Annual Meeting.

What proposals will be addressed at the Annual Meeting?

The following proposals will be addressed at the Annual Meeting:

1.	Election of five Directors, to serve until the next annual meeting of stockholders at which their respective successors are duly elected and qualified or until their earlier resignation or removal;

2.	Any other business that may properly be presented at the Annual Meeting or any adjournment thereof.

Shareholder Proposals

Any shareholder proposals for inclusion in the Company’s proxy statement and form of proxy must be received by the Company at:  Route 1 Box 1092, Fairfield, ID 83327, no later than ___________________, 2011.  Shareholder proposals must be no more than 500 words.

Why would the Annual Meeting be adjourned?

The Annual Meeting may, among other reasons, be adjourned if a quorum is not present on the date of the Annual Meeting. The presence at the meeting, in person or by proxy, of the holders of 5% of the shares of the Company’s capital stock outstanding and entitled to vote on the Record Date constitutes a quorum, permitting business to be conducted at the meeting. If a quorum is not present, the Annual Meeting may be adjourned to a later date when a quorum is obtained.

How do I vote in person?

If you plan to attend the Annual Meeting, or any adjournment thereof, and vote in person, the Board will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit, authorizing you to vote the shares.

How do I vote by proxy?

Whether or not you plan to attend the Annual Meeting, the Board urges you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person.

If you properly fill in your proxy card and return it in time to vote, your “proxy” will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as follows:

•	“ FOR ” the election of each of the following five nominees to the Board: 1. H. Philip Cash 2. Gary Mason 3. Cletius Rogers 4. Bil Zeleny 5. Robert Brisotti
•	In the discretion of the proxy holder, on any other matters that come before the Annual Meeting.

At the time of filing of this proxy statement, the Board knows of no matters which need to be acted upon at the Annual Meeting other than those discussed in this Proxy Statement.

Proxies solicited by this Proxy Statement may be exercised only at the Annual Meeting (and any adjournment thereof) in accordance with your instructions and will not be used for any other meeting.

If any of your shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the Record Date, only that entity can vote your shares and only upon its receipt of your specific instructions. Accordingly, please contact the person responsible for your account at such entity and instruct that person to execute and return the Board’s proxy card on your behalf with a vote “ FOR ” the election of the Board Nominees. Your broker or banker commonly handles this type of requests in a specifically designated department often referred to as the “proxy action” or “corporate action” department. If you have received a voting instruction form from your broker or banker and such form allows you to vote for the, then you should sign, date and mail the voting instruction that your broker or banker sends you (or, if applicable, vote by following the instructions supplied to you by your bank or brokerage firm, including voting by telephone or via the Internet). Please do this for each account you maintain to ensure that all your shares are voted.

May I Revoke My Proxy or Change My Vote?

If you mail in or deliver a proxy, you may revoke your proxy or change your vote at any time before it is exercised by:

•	Submitting a properly executed proxy with a later date.
•
Delivering notification in writing addressed to the Secretary of the Company (by you or your attorney authorized in writing, or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at the principal executive office of the Company before the Annual Meeting, stating that you are revoking your proxy.

•	Voting in person at the Annual Meeting.

ONLY ONE PROXY WILL BE COUNTED AT THE ANNUAL MEETING, AND THAT WILL BE YOUR LATEST-DATED, VALIDLY EXECUTED PROXY.

Where are the Company’s principal executive offices?

The Company’s principal executive offices are located at Route 1, Box 1092, Fairfield, ID 83327. The Company’s telephone number is (208) 764-2323.

What Vote is Required to Approve Each Proposal?

Proposal 1: Election of Five Directors

A plurality of the votes cast is required to elect Director nominees at the Annual Meeting at which a quorum is present in person or by proxy. A nominee will have received a plurality of the votes cast if he or she receives more votes than any other nominee for the same Director’s seat. Stockholders are not permitted to use cumulative voting in the election of Directors.

Who solicits these proxies and bears the cost of soliciting proxies?

The proxies being solicited hereby are being solicited by the Company and the Company will bear the cost of soliciting proxies in the accompanying form and will, upon request, reimburse brokerage firms and others for their reasonable expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution.

Annual Report to Stockholders and Report on Form 10

Additional information concerning us, including our financial statements, is provided in our Registration Statement on Form 10 A/1 filed with the Securities and Exchange Commission on August 30, 2010.  A copy of the registration statement is available on our website:  www.advancedmineraltechnologies.com or can be obtained by written request to our President, H. P. Cash at:  Route 1 Box 1092, Fairfield, ID 83327.

Legal Proceedings

As discussed herein, we currently a party to two separate legal claims filed by one of our shareholders, Bruce Butcher, a resident of Australia.  Case No. CV 10 02568 filed on September 24, 2010, in the Second Judicial District Court of the State of Nevada is a verified stockholder derivative complaint filed by Bruce Butcher against the Company, its officers and directors as well as two individual shareholders.  The action alleges causes of action for Breach of Fiduciary Duty, Waste of Corporate Assets, Unjust Enrichment, and Declaratory Relief.  Case No. 2:10-cv-01802-PMP-LRL filed on October 15, 2010, in the United States District Court of Nevada is a verified stockholder derivative complaint filed by Bruce Butcher against the Company and its officers and directors.  The action alleges that the Company has violated Section 10(b) of 15 U.S.C. section 78j(b) and Rule 10b-5. The Company denies all claims in both actions and intends to vigorously defend against both actions.  In addition, the Company has filed a counter claim against Mr. Butcher for fraud and various other causes of action.

Independent Public Accountants

Our Board has selected Mark Bailey & Company, Ltd, (“Bailey”) served as the Corporation’s principal independent public accountants for 2011. Representatives from Bailey will not be present at the Annual Meeting, have the opportunity to make a statement or be available to respond to appropriate questions.

Chisholm, Bierwolf, Nilson & Morrill, LLC (“Chisholm”) audited the Company’s financial statements for the years ended April 30, 2009 and 2010.  Chisholm resigned as the Company’s principal accountant following the completion of the Company’s audit for the year ended April 30, 2010.  Representatives from Chisholm will not be present at the Annual Meeting, have the opportunity to make a statement or be available to respond to appropriate questions.

The audit reports of Chisholm on the Company’s financial statements for the 2009 and 2010 fiscal years were qualified with the following going concern language:  “Advanced Mineral Technologies, Inc. has suffered recurring losses from operations, has a working capital deficit and is dependent of financing to continue operations. These issues raise substantial doubt about the company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the Company’s two most recent fiscal years and any subsequent interim period preceding the resignation of Chisholm, there were no reportable events or disagreements with Chisholm, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Chisholm, would have caused the Company to make reference to the subject matter of the disagreement(s).

The following table shows the fees paid or accrued for audit services and fees paid for audit-related, tax and all other services rendered by Chisholm for each of the last two years:

	2010	2009

Audit Fees (a)	16,000	6738
Audit-Related Fees (b)	0	0
Tax Fees (c)	0	0
All Other Fees	0	0

(a)           Audit fees include fees for the audit of the Corporation’s consolidated financial statements and interim reviews of the Corporation’s quarterly financial statements, audit services provided in connection with required statutory audits of many of the Corporation’s insurance subsidiaries and certain of its non-insurance subsidiaries and comfort letters, consents and other services related to SEC matters.

(b)           Audit-related fees primarily include fees for certain audits of subsidiaries not required for purposes of  Chisholm’s audit of the Corporation’s consolidated financial statements or for any other statutory or regulatory requirements, audits of certain subsidiary employee benefit plans and consultations on various accounting and reporting matters.

(c)           Tax fees include fees for services relating to tax compliance, tax planning and tax advice. These services include assistance regarding federal, state and international tax compliance, tax return preparation and tax audits.

None of the hours expended on Chisholm engagement to audit our financial statements were attributed to work by persons other than Chisholm’s, full-time, permanent employees

Other Matters

We do not know of any matters to be brought before the meeting other than those described in this proxy statement.

By Order of the Board of Directors

/s/ H.P. Cash
________________________
H.P. Cash
Director
December  28, 2010

[PRELIMINARY COPY SUBJECT TO COMPLETION - DATED NOVEMBER 19, 2010]

PROXY CARD
ANNUAL MEETING OF STOCKHOLDERS
OF
ADVANCED MINERAL TECHNOLOGIES, INC.
_______________________ 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mr. H. Philip Cash proxy, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders of Advanced Mineral Technologies, Inc. to be held on Monday, _______________, 2011 at 2:00 pm at Best Western Airport Plaza Hotel, located at 1981 Terminal Way, Reno, Nevada 89502, or at any adjournment thereof, upon the matters set forth in the Proxy Statement for such meeting, and in their discretion, on such other business as may properly come before the meeting.

1.
TO ELECT DIRECTORS, TO SERVE ON THE BOARD UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDER OR UNTIL THEIR RESPECTIVE SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED OR UNTIL THEIR EARLIER RESIGNATION OR REMOVAL.

		FOR the nominees listed below
		WITHHOLD AUTHORITY to vote for the nominees listed below
		FOR ALL EXCEPT (See instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” above and fill in the circle next to each nominee you wish to withhold authority to vote for here:

O Mr. H. Philip Cash	O Mr. Bil Zeleny
O Mr. Gary Mason	O Mr. Robert Brisotti
O Mr. Cletius Rogers

2.	TO TRANSACT ANY OTHER BUSINESS THAT MAY PROPERLY BE PRESENTED AT THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

Number of shares held

Dated:

Print Name(s) of Holder:	Signature

Signature if held jointly

NOTE: When shares are held by joint tenants, both should sign. Persons signing as executor, administrator, trustee, etc. should so indicate. Please sign exactly as the shares are titled in the record holder’s name.

IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES LISTED IN PROPOSAL 1. IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO TRANSACT ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING. PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.